  Exhibit 99.1

Rekor Systems Completes Major Debt Retirement
Company Now Substantially Debt Free

COLUMBIA, Md. – September 17, 2020 - Rekor Systems, Inc. (NASDAQ:REKR) ("Rekor") (“the Company”), a Maryland-based company providing real-time roadway intelligence through AI-driven decisions, announced today that the company is now substantially debt free following the retirement of approximately $4.9 million in debt. The debt retirement eliminates all remaining short and long-term liability for Notes on the Company’s balance sheet, including accreted interest and all fees payable upon retirement of the Notes. In addition, Matt Hill, Rekor’s Chief Science Officer, exercised 625,000 warrants stemming from the purchase of OpenALPR in March 2019.

“Becoming essentially debt free is a significant milestone for Rekor. It immediately transforms the balance sheet and increases available cashflow. This will enable further growth and allow us to increase our market footprint,” said Eyal Hen, Chief Financial Officer, Rekor. “The transaction has resulted in a dramatic reduction in interest expense and better positions the Company to seize future opportunities.”

“The acquisition of OpenALPR by Rekor has been game changing for Rekor and our customers,” said Matt Hill, Chief Science Officer of Rekor and former founder and Chief Technology Officer of OpenALPR. “This debt retirement validates the future we envisioned last March. I’m more confident than ever in the continuing ability of our AI-driven solutions to deliver innovative, real-time roadway intelligence to customers for a wide variety of uses.”

This announcement follows several months of major news for the Company, including a partnership with Mastercard earlier this month to enable the touchless retail economy, a partnership with Mesa Technologies for School Bus Safety Arm solutions, and the release of the Rekor Go mobile app for commercial users, which puts vehicle recognition on any smartphone.

To learn more about Rekor, please visit www.rekor.ai.
About Rekor Systems, Inc.

Rekor (Nasdaq: REKR) is a Maryland-based company providing real-time roadway intelligence through AI-driven decisions. Rekor bridges commercial and government sectors with actionable, real-time vehicle recognition data to enable faster, better informed decisions with greater outcomes. Rekor is transforming industries like Public Safety, Customer Experience, and Smart Cities in more than 70 countries across the globe with smarter, quicker, cost-competitive vehicle recognition solutions for security, revenue discovery and recovery, public safety, electronic toll collection, brand loyalty, parking operations, logistics, and traffic management. We use the power of artificial intelligence to analyze video streams and transform them into AI-driven decisions. Our machine learning software can turn most IP cameras into highly accurate and affordable vehicle recognition devices used to help protect lives, increase brand loyalty, and enhance operations and logistics, without the need to install expensive new infrastructure. We make what was once considered impossible, possible. To learn more, please visit our website: http://www.rekor.ai.

Forward-Looking Statements

This press release includes statements concerning Rekor Systems, Inc. and its future expectations, plans and prospects that constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including preliminary information regarding Rekor's gross revenues. Such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. For this purpose, any statements that are not statements of historical fact may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terms such as "may," "should," "expects," "plans," "anticipates," "could," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential," or "continue," by the negative of these terms or by other similar expressions. You are cautioned that such statements are subject to many risks and uncertainties that could cause future circumstances, events, or results to differ materially from those projected in the forward-looking statements, including the risks that actual circumstances, events or results may differ materially from those projected in the forward-looking statements, particularly as a result of various risks and other factors identified in our filings with the SEC. Important factors that could have such a result include a decline or weakness in general economic conditions, an outbreak of hostilities, the ongoing pandemic and responses thereto related to COVID-19, a decline or volatility in the securities markets or regulatory changes or other adverse developments with respect to the markets for the Company’s products and services or an inability to obtain adequate financing. All forward-looking statements contained in this press release speak only as of the date on which they were made and are based on management's assumptions and estimates as of such date. We do not undertake any obligation to publicly update any forward-looking statements, whether as a result of the receipt of new information, the occurrence of future events, or otherwise.

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Media Contacts:
Robin Bectel
REQ For Rekor Systems
rekor@req.co

Investor Contacts:
Charles Degliomini
Rekor Systems, Inc.
ir@rekor.ai